Exhibit 24(a)

KEYCORP

POWER OF ATTORNEY

The undersigned, an officer or director, or both an officer and director of KeyCorp, an Ohio corporation, which anticipates filing with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, such registration statements or amendments to existing registration statements (on Form S-3 or such other form or forms as are applicable) to effect the shelf registration pursuant to Rule 415 of the Securities and Exchange Commission of debt, equity, capital securities, warrants to purchase such securities and units comprised of such securities to be issued and sold from time to time in one or more public or private offerings, hereby constitutes and appoints Thomas C. Stevens, Jeffrey B. Weeden, Joseph M. Vayda, Paul N. Harris, Daniel R. Stolzer, Steven N. Bulloch and Molly Z. Brown , and each of them, as attorney for the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, to sign and file the proposed registration statements and any and all amendments, post-effective amendments, and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of May 15, 2008.

/s/ Henry L. Meyer III	/s/ Jeffrey B. Weeden
Henry L. Meyer III Chairman, Chief Executive Officer and President (Principal Executive Officer) and Director	Jeffrey B. Weeden Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Robert L. Morris
Robert L. Morris Chief Accounting Officer (Principal Accounting Officer)

/s/ Ralph Alvarez	/s/ Lauralee E. Martin
Ralph Alvarez, Director	Lauralee E. Martin, Director

/s/ William G. Bares	/s/ Eduardo R. Menascé
William G. Bares, Director	Eduardo R. Menascé, Director

/s/ Edward P. Campbell	/s/ Bill R. Sanford
Edward P. Campbell, Director	Bill R. Sanford, Director

/s/ Carol A. Cartwright	/s/ Thomas C. Stevens
Carol A. Cartwright, Director	Thomas C. Stevens, Director

/s/ Alexander M. Cutler	/s/ Peter G. Ten Eyck, II
Alexander M. Cutler, Director	Peter G. Ten Eyck, II, Director

/s/ H. James Dallas
H. James Dallas, Director